BOB EVANS REPORTS FISCAL 2017 SECOND-QUARTER RESULTS AND UPDATES FISCAL 2017 GUIDANCE

▪
Q2 2017 net sales total $316.0 million; GAAP net income of $0.01 per diluted share, non-GAAP net income(1) of $0.56 per diluted share. A $16.0 million pretax impairment charge ($0.55 per diluted share) related to the note receivable from the 2013 sale of Mimi’s Café is the primary difference between GAAP and non-GAAP results

▪	BEF Foods reports Q2 side-dish and sausage pounds sold growth of 13.7 percent and 7.6 percent, respectively. Household penetration increases 24 percent during the past year

▪
Bob Evans Restaurants’ sales trend continued to improve as Q2 same-store sales declined 1.8 percent with a new menu design, product upgrades, and improved hospitality continuing to enhance the guest experience

▪
Company lowers fiscal year 2017 GAAP diluted EPS guidance range to $1.54 to $1.72 to reflect the note receivable impairment. Raises non-GAAP range to $2.15 to $2.30 to reflect improved performance and updated projections

▪
Quarterly dividend of $0.34 per share payable on December 23, 2016, to stockholders of record at the close of business on December 12, 2016. Current share repurchase authorization extended through December 31, 2017

NEW ALBANY, Ohio - December 5, 2016 - Bob Evans Farms, Inc. (NASDAQ: BOBE) today announced its financial results for the fiscal 2017 second quarter ended Friday, October 28, 2016. On a GAAP basis, the Company reported net income of $0.2 million, or $0.01 per diluted share, compared with net income of $6.4 million, or $0.29 per diluted share, in the corresponding period last year. After adjusting for the note impairment, non-GAAP net income was $11.2 million, or $0.56 per diluted share, compared with net income of $9.2 million, or $0.41 per diluted share, in the corresponding period last year. For an explanation of certain non-GAAP financial measures used in this release, please refer to the discussion in “Non-GAAP Financial Measures” below.

Second-quarter fiscal 2017 commentary
President and Chief Executive Officer Saed Mohseni said, “BEF Foods delivered another excellent quarter with 13.7 percent volume growth of refrigerated side-dish products and 7.6 percent growth of our sausage business. Both product lines achieved market share gains during the quarter. Recent expansion of our side-dish production capacity and continued strategic use of our co-packer network, position us well for meeting peak holiday production demands during the third fiscal quarter. We are evaluating additional growth opportunities, including investments in our plant network as well as acquisitions, to further improve manufacturing efficiency and production capacities as we aggressively target new product authorizations at our existing retailers, and new retail account authorizations, particularly on the West Coast and with national big-box chains.

“Bob Evans Restaurants’ performance improved during the second quarter as same-store sales trends improved further and positive guest feedback trends reflected continued improvements to the guest experience. We are encouraged that six states in the chain achieved positive same-store sales during the second quarter, compared to one state in the prior quarter. Furthermore, the number of individual restaurants generating positive quarterly same-store sales increased 65 percent from the first quarter. Our new menu, launched September 1, continues to perform as expected. Although our value offerings have received more prominence in the new menu design, our average check has increased slightly as guests have taken advantage of the flexibility of the new menu to build a dining experience that best meets their appetite and budget.”

Mohseni continued, “The Board continues to evaluate all options to create shareholder value and is working with J.P. Morgan to review and evaluate potential opportunities for value creation. There is no formal timeline for the completion of the review and there can be no certainty that the review will result in a particular outcome.”

Second-quarter fiscal 2017 Bob Evans Restaurants segment summary
Bob Evans Restaurants’ net sales were $219.8 million, a decline of $10.9 million, or 4.7 percent, compared to net sales of $230.7 million in the corresponding period last year. Same-store sales declined 1.8 percent with the balance of the net sales decline due to net restaurant closures during the past year. No restaurants were closed and no new restaurants opened during the quarter. The Company operated 522 restaurants at the end of the quarter.

Same-Store Sales (SSS) Restaurants	August	September	October	Q2 FY ’17
521	-2.0%	-2.0%	-1.4%	-1.8%

Bob Evans Restaurants’ GAAP operating income was $13.5 million, compared to GAAP operating income of $13.3 million last year. Bob Evans Restaurants’ non-GAAP operating income was $13.5 million, compared to $13.6 million last year, a decline of $0.1 million. The decline in non-GAAP operating income was due to lower sales and increased hourly wage rates along with investment in labor hours to support efforts to improve guest hospitality; partially offset by lower commodity costs, reduced discounting, and lower healthcare costs. Additionally, the April 2016 sale-leaseback transaction of 143 restaurant properties reduced operating income by approximately $0.4 million due to a $2.7 million increase in rent, partially offset by a $2.3 million decline in depreciation compared to the prior year period.

Second-quarter fiscal 2017 BEF Foods segment summary
BEF Foods’ net sales were $96.2 million, an increase of $1.9 million, or 2.0 percent, compared to $94.3 million in the corresponding period last year. Pounds sold increased 6.9 percent while average net selling price per pound declined 4.6 percent compared to the corresponding period last year. The decline in average net selling price reflects an increased sales mix of lower-priced, although higher-margin, side-dish products relative to sausage, as well as reduced net sausage pricing through increased trade spending. From a net sales perspective, a 13.7 percent increase in side-dish pounds sold and a 7.6 percent increase in sausage pounds sold were partially offset by a $4.1 million increase in trade spending (reduces net sales), a 17.4 percent decline in frozen product pounds sold and a 5.8 percent decline in food service pounds sold compared to the corresponding period last year.

BEF Foods’ GAAP operating income was $18.7 million, compared to $14.0 million last year. Prior year GAAP operating income included a $3.6 million charge to reflect the loss on the sale-leaseback of the Sulphur Springs manufacturing facility. BEF Foods non-GAAP operating income was $18.7 million, compared to $17.6 million in the corresponding period last year, an improvement of $1.1 million. The improvement was due primarily to increased volume, $2.5 million of lower sow costs, favorable sales mix, and lower SG&A costs; partially offset by $4.1 million of increased trade spending, increased freight expenses, and an increase in advertising expenses. Additionally, the October 2015 sale-leaseback transaction of two industrial properties reduced operating income by approximately $0.6 million due to a $1.0 million increase in rent, partially offset by a $0.4 million decline in depreciation compared to the prior year period.

Second-quarter fiscal 2017 Corporate and Other summary
Corporate and Other GAAP operating costs were $30.7 million, compared to $15.9 million last year.  Corporate and Other GAAP operating costs include the $16.5 million combined impact of the following items excluded from non-GAAP results: $16.0 million related to the impairment of the note receivable from the 2013 sale of Mimi’s Café; and $0.5 million related to costs associated with strategic initiatives. Corporate and Other non-GAAP operating costs were $14.2 million, compared to $15.9 million last year, a decline of $1.7 million. The decline was due primarily to lower legal and professional fees, partially offset by increased incentive compensation costs and depreciation and amortization resulting from technology-related capital expenditures.

Second-quarter fiscal 2017 net interest expense - GAAP net interest expense was $1.7 million in the second quarter, a decline of $1.2 million, compared to $2.9 million in the corresponding period last year. Second-quarter non-GAAP net interest expense excludes the impact of $1.1 million of interest accretion related to the impairment of the note receivable from the 2013 sale of Mimi’s Café. The borrowing rate on the Company’s outstanding debt was 2.28 percent at the end of the second quarter, compared to 1.95 percent for the prior year period.

Second-quarter fiscal 2017 taxes - The Company’s provision for income taxes is based on a current estimate of the annual effective income tax rate adjusted to reflect the impact of discrete items. The Company recognized a GAAP tax benefit of 179.9 percent for the quarter, compared to tax expense of 24.8 percent for the prior year period. The change in the tax rate was driven primarily by the impact of lower pretax income due to the impairment of a note receivable booked during the quarter. Year-to-date, the Company recognized GAAP tax expense of 18.7 percent, compared to 24.6 percent for the prior year. For non-GAAP items, the tax rate was 25.8 percent for the quarter, reflecting the Company’s annual non-GAAP estimated tax rate adjusted for the impact of second-quarter discrete items. Year-to-date, the Company’s non-GAAP estimated tax rate adjusted for the impact of discrete items was 24.4 percent.

Second-quarter fiscal 2017 balance sheet highlights - The Company’s cash balance and outstanding debt at the end of the quarter were $4.9 million and $361.8 million, respectively, compared to $5.4 million and $471.4 million at the end of the corresponding period last year. The Company was in compliance with its debt covenants at the end of the quarter. The decrease in borrowings was primarily the result of the use of proceeds from recent real estate monetization transactions and operating cash flow to reduce debt, partially offset by share repurchases, capital expenditures, and dividend payments. On a pro-forma basis, assuming the 2016 sale-leaseback transactions occurred at the beginning of fiscal 2016, the Company’s quarter-end leverage ratio was 3.00.

Fiscal year 2017 outlook
Chief Administrative and Chief Financial Officer Mark Hood said, "We have updated our GAAP and non-GAAP fiscal 2017 EPS guidance ranges. We have reduced our GAAP diluted EPS guidance range to $1.54 to $1.72, from $2.00 to $2.17 previously, to reflect the impairment of the note receivable from the 2013 sale of Mimi’s Café, partially offset by improved operating performance in the first half of fiscal 2017. We have raised our non-GAAP diluted EPS guidance range to $2.15 to $2.30, from $2.05 to $2.20 previously.

“While we continue to expect full-year negative low-single digit to flat same-store sales at Bob Evans Restaurants, we have adjusted our restaurant commodity pricing outlook to negative low-single digit to flat for the year, from approximately flat previously. As for BEF Foods, we have lowered our sow cost forecast to $42 to $45 per hundredweight, from $50 to $53 previously, to reflect expectations for the remainder of the fiscal year. As a consequence of lower projected sow costs, we expect lower sausage pricing (resulting from increases in trade spending to reflect an increased competitive pricing environment from lower sow costs) and have lowered our BEF Foods sales outlook to $390 to $410 million, from $400 to $420 million previously. At the corporate level, we have added GAAP tax rate guidance of 18% to 19% for fiscal 2017 as a result of the impact of the Mimi’s Café note impairment on taxable income, and increased our non-GAAP tax rate guidance 50 basis points to 24% to 25% to reflect the impact of higher taxable income on our tax preference items. We are also maintaining our focus on lowering corporate and other costs required to support our businesses.”

Guidance Metric	FY ‘17
Consolidated net sales	$1.24 to $1.29 billion
Bob Evans Restaurants same-store sales	negative low-single digit to flat
Bob Evans Restaurants commodity pricing	negative low-single digit to flat
BEF Foods net sales	$390 to $410 million
BEF Foods sow cost (per hundredweight)	$42-$45
Capital expenditures	$75 to $80 million
Depreciation and amortization	$71 to $75 million
Net interest expense	$10 to $12 million
GAAP Tax rate	18% to 19%
Non-GAAP Tax rate	24% to 25%
Diluted weighted-average share count	approximately 20 million shares
Remaining share repurchase authorization	$78.5 million
GAAP diluted earnings per share	$1.54 to $1.72
Non-GAAP diluted earnings per share	$2.15 to $2.30

This outlook is subject to a number of factors beyond the Company’s control, including the risk factors discussed in the Company’s fiscal 2016 Annual Report on Form 10‑K and its other subsequent filings with the Securities and Exchange Commission.

Investor Conference Call
The Company will host a conference call to discuss its second-quarter fiscal 2017 results at 8:30 a.m. (ET) on Tuesday, December 6, 2016. The dial-in number for the conference call is (855) 468-0551, access code 7719466. A replay will be available at (800) 585-8367, access code

7719466.

A simultaneous webcast will be available at http://investors.bobevans.com/events.cfm. The archived webcast will also be available on the Web site.

(1)Non-GAAP Financial Measures
The Company uses non-GAAP financial measures to monitor and evaluate the ongoing performance of the Company. The Company believes the additional measures are useful to investors for financial analysis. Excluding these items reflects operating results that are more indicative of the Company’s ongoing operating performance and improve comparability to prior periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Reconciliations to the applicable GAAP financial measures are included in the attached schedules.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 29, 2016, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

About Bob Evans Farms, Inc.
Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans Restaurants brand name. At the end of the second fiscal quarter (October 28, 2016), Bob Evans Restaurants owned and operated 522 family restaurants in 18 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States. Bob Evans Farms, Inc., through its BEF Foods segment, is also a leading producer and distributor of refrigerated side dishes, pork sausage, and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevans.com.

Contact:
Scott C. Taggart
Vice President, Investor Relations
(614) 492-4954
BOBE-E
Source: Bob Evans Farms, Inc.

Bob Evans Farms, Inc.
Earnings Release Fact Sheet (unaudited)
Second quarter Fiscal 2017, Three months ended October 28, 2016 compared to the corresponding period a year ago:

(in thousands, except per share amounts)			Basic EPS		Diluted EPS
	Three Months Ended		Three Months Ended		Three Months Ended
	October 28, 2016	October 23, 2015	October 28, 2016	October 23, 2015	October 28, 2016	October 23, 2015
Operating Income (Loss) as Reported
Bob Evans Restaurants	$13,461	$13,323
BEF Foods	18,679	13,997
Corporate and Other	(30,672)	(15,886)
Operating Income	1,468	11,434
Net interest expense	1,741	2,883
Income Before Income Taxes	(273)	8,551
Provision (benefit) for income taxes	(491)	2,120
Net Income as reported	218	6,431	$0.01	$0.29	$0.01	$0.29

Adjustments
Bob Evans Restaurants
Severance/Restructuring	—	318
BEF Foods
Loss on Sale of Assets	—	3,606
Corporate and Other
Impairments	16,000	—
Activism, Strategic Initiatives and Other	479	—
	16,479	—
Total adjustments
Impairments	16,000	—
Severance/Restructuring	—	318
Loss on Sale of Assets	—	3,606
Activism, Strategic Initiatives and Other	479	—
	16,479	3,924
Non-GAAP operating income (loss)
Bob Evans Restaurants	13,461	13,641
BEF Foods	18,679	17,603
Corporate and Other	(14,193)	(15,886)
Total non-GAAP operating income	17,947	15,358
Adjustments to net interest expense	1,133	(480)
Non-GAAP net interest expense	2,874	2,403
Non-GAAP Income Before Taxes	15,073	12,955
Adjustments to income tax provision (benefit)	4,380	1,636
Non-GAAP Provision for Income Taxes	3,889	3,756
Non-GAAP Net Income	$11,184	$9,199	$0.56	$0.42	$0.56	$0.41

Weighted Average Shares Outstanding			19,825	22,115	19,964	22,233

Second quarter Fiscal 2017, Three months ended October 28, 2016 compared to the corresponding period a year ago:

(in thousands)	Three Months Ended
	Consolidated Results				Bob Evans Restaurants
	October 28, 2016	% of Sales	October 23, 2015	% of Sales	October 28, 2016	% of Sales	October 23, 2015	% of Sales
Operating income as reported

Net Sales	$315,963		$325,021		$219,805		$230,741
Cost of sales	96,232	30.5%	102,709	31.6%	56,007	25.5%	61,725	26.8%
Operating wage and fringe benefit expenses	100,150	31.7%	104,403	32.1%	89,352	40.7%	93,460	40.5%
Other operating expenses	58,457	18.5%	56,181	17.3%	43,018	19.6%	42,984	18.6%
Selling, general and administrative expenses	25,487	8.0%	29,902	9.2%	6,965	3.1%	5,433	2.3%
Depreciation and amortization expense	17,646	5.6%	20,107	6.2%	10,479	4.8%	13,531	5.9%
Impairments	16,523	5.2%	285	0.1%	523	0.2%	285	0.1%
Total as reported	1,468	0.5%	11,434	3.5%	13,461	6.1%	13,323	5.8%

Adjustments

Net Sales	—		—		—		—
Cost of sales	—		—		—		—
Operating wage and fringe benefit expenses	—		—		—		—
Other operating expenses	—		—		—		—
Selling, general and administrative expenses	(479)		(3,924)		—		(318)
Depreciation and amortization expense	—		—		—		—
Impairments	(16,000)		—		—		—
Total Adjustments	16,479		3,924		—		318

Non-GAAP operating income

Net Sales	315,963		325,021		219,805		230,741
Cost of sales	96,232	30.5%	102,709	31.6%	56,007	25.5%	61,725	26.8%
Operating wage and fringe benefit expenses	100,150	31.7%	104,403	32.1%	89,352	40.7%	93,460	40.5%
Other operating expenses	58,457	18.5%	56,181	17.3%	43,018	19.6%	42,984	18.6%
Selling, general and administrative expenses	25,008	7.9%	25,978	8.0%	6,965	3.1%	5,115	2.2%
Depreciation and amortization expense	17,646	5.5%	20,107	6.2%	10,479	4.8%	13,531	5.9%
Impairments	523	0.2%	285	0.1%	523	0.2%	285	0.1%
Total non-GAAP operating income	$17,947	5.7%	$15,358	4.7%	$13,461	6.1%	$13,641	5.9%

(in thousands)	Three Months Ended
	BEF Foods				Corporate and Other
	October 28, 2016	% of Sales	October 23, 2015	% of Sales	October 28, 2016	October 23, 2015
Operating income (loss) as reported

Net Sales	$96,158		$94,280		$—	$—
Cost of sales	40,225	41.8%	40,984	43.5%	—	—
Operating wage and fringe benefit expenses	10,798	11.2%	10,943	11.6%	—	—
Other operating expenses	15,439	16.1%	13,197	14.0%	—	—
Selling, general and administrative expenses	6,775	7.1%	10,964	11.7%	11,747	13,505
Depreciation and amortization expense	4,242	4.4%	4,195	4.4%	2,925	2,381
Impairments	—	—%	—	—%	16,000	—
Total as Reported	18,679	19.4%	13,997	14.8%	(30,672)	(15,886)

Adjustments

Net Sales	—		—		—	—
Cost of sales	—		—		—	—
Operating wage and fringe benefit expenses	—		—		—	—
Other operating expenses	—		—		—	—
Selling, general and administrative expenses	—		(3,606)		(479)	—
Depreciation and amortization expense	—		—		—	—
Impairments	—		—		(16,000)	—
Total adjustments	—		3,606		16,479	—

Non-GAAP operating income (loss)

Net Sales	96,158		94,280		—	—
Cost of sales	40,225	41.8%	40,984	43.5%	—	—
Operating wage and fringe benefit expenses	10,798	11.2%	10,943	11.6%	—	—
Other operating expenses	15,439	16.1%	13,197	14.0%	—	—
Selling, general and administrative expenses	6,775	7.1%	7,358	7.8%	11,268	13,505
Depreciation and amortization expense	4,242	4.4%	4,195	4.4%	2,925	2,381
Impairments	—	—%	—	—%	—	—
Total non-GAAP operating income (loss)	$18,679	19.4%	$17,603	18.7%	$(14,193)	$(15,886)

Bob Evans Farms, Inc.
Earnings Release Fact Sheet (unaudited)
Second quarter Fiscal 2016, six months ended October 28, 2016, compared to the corresponding period a year ago:

(in thousands, except per share amounts)			Basic EPS		Diluted EPS
	Six Months Ended		Six Months Ended		Six Months Ended
	October 28, 2016	October 23, 2015	October 28, 2016	October 23, 2015	October 28, 2016	October 23, 2015
Operating Income (Loss) as Reported
Bob Evans Restaurants	$25,062	$23,132
BEF Foods	34,066	29,834
Corporate and Other	(43,963)	(33,270)
Operating Income	15,165	19,696
Net interest expense	3,633	5,489
Income Before Income Taxes	11,532	14,207
Provision (benefit) for income taxes	2,151	3,496
Net Income as reported	9,381	10,711	$0.47	$0.48	$0.47	$0.47

Adjustments
Bob Evans Restaurants
Severance/Restructuring	—	318
Store Closure Costs	807	—
Litigation Reserves	(278)	10,500
	529	10,818
BEF Foods
Loss on Sale of Assets	—	3,606
	—	3,606
Corporate and Other
Impairments	16,000	—
Activism, Strategic Initiatives and Other	479	—
	16,479	—
Total adjustments
Impairments	16,000	—
Severance/Restructuring	807	318
Loss on Sale of Assets	—	3,606
Activism, Strategic Initiatives and Other	479	—
Litigation Reserves	(278)	10,500
	17,008	14,424
Non-GAAP operating income (loss)
Bob Evans Restaurants	25,591	33,950
BEF Foods	34,066	33,440
Corporate and Other	(27,484)	(33,270)
Total non-GAAP operating income	32,173	34,120
Adjustments to net interest expense	1,133	(480)
Non-GAAP net interest expense	4,766	5,009
Non-GAAP Income Before Taxes	27,407	29,111
Adjustments to income tax provision (benefit)	4,521	4,712
Non-GAAP Provision for Income Taxes	6,672	8,208
Non-GAAP Net Income	$20,735	$20,903	$1.05	$0.93	$1.04	$0.93

Weighted Average Shares Outstanding			19,807	22,421	19,982	22,572

Second quarter Fiscal 2016, six months ended October 28, 2016, compared to the corresponding period a year ago:

(in thousands)	Six Months Ended
	Consolidated Results				Bob Evans Restaurants
	October 28, 2016	% of Sales	October 23, 2015	% of Sales	October 28, 2016	% of Sales	October 23, 2015	% of Sales
Operating income as reported

Net Sales	$622,280		$646,734		$440,181		$469,410
Cost of sales	189,482	30.4%	199,030	30.8%	111,243	25.3%	123,192	26.2%
Operating wage and fringe benefit expenses	200,848	32.3%	209,287	32.4%	180,866	41.1%	188,922	40.2%
Other operating expenses	114,098	18.3%	107,815	16.7%	85,562	19.4%	83,001	17.7%
Selling, general and administrative expenses	50,945	8.2%	70,361	10.9%	15,371	3.5%	23,868	5.1%
Depreciation and amortization expense	35,219	5.7%	40,260	6.2%	21,554	4.9%	27,010	5.8%
Impairments	16,523	2.7%	285	—%	523	0.1%	285	0.1%
Total as reported	$15,165	2.4%	$19,696	3.0%	$25,062	5.7%	$23,132	4.9%

Adjustments

Net Sales	$—		—		$—		$—
Cost of sales	—		—		—		—
Operating wage and fringe benefit expenses	—		—		—		—
Other operating expenses	(340)		—		(340)		—
Selling, general and administrative expenses	(668)		(14,424)		(189)		(10,818)
Depreciation and amortization expense	—		—		—		—
Impairments	(16,000)		—		—		—
Total Adjustments	$17,008		$14,424		$529		$10,818

Non-GAAP operating income

Net Sales	$622,280		$646,734		$440,181		$469,410
Cost of sales	189,482	30.4%	199,030	30.8%	111,243	25.3%	123,192	26.2%
Operating wage and fringe benefit expenses	200,848	32.3%	209,287	32.4%	180,866	41.1%	188,922	40.2%
Other operating expenses	113,758	18.3%	107,815	16.7%	85,221	19.4%	83,001	17.7%
Selling, general and administrative expenses	50,276	8.0%	55,937	10.9%	15,182	3.4%	13,050	2.8%
Depreciation and amortization expense	35,219	5.7%	40,260	6.2%	21,554	4.9%	27,010	5.8%
Impairments	523	0.1%	285	—%	523	0.1%	285	0.1%
Total non-GAAP operating income	$32,174	5.2%	$34,120	3.0%	$25,592	5.8%	$33,950	7.2%

(in thousands)	Six Months Ended
	BEF Foods				Corporate and Other
	October 28, 2016	% of Sales	October 23, 2015	% of Sales	October 28, 2016	October 23, 2015
Operating income (loss) as reported

Net Sales	$182,099		$177,324		$—	$—
Cost of sales	78,239	43.0%	75,838	42.8%	—	—
Operating wage and fringe benefit expenses	19,982	11.0%	20,365	11.5%	—	—
Other operating expenses	28,537	15.7%	24,814	14.0%	—	—
Selling, general and administrative expenses	13,240	7.2%	17,880	10.1%	22,333	28,613
Depreciation and amortization expense	8,035	4.4%	8,593	4.8%	5,630	4,657
Impairments	—	—%	—	—%	16,000	—
Total as Reported	$34,066	18.7%	$29,834	16.8%	$(43,963)	$(33,270)

Adjustments

Net Sales	$—		$—		$—	$—
Cost of sales	—		—		—	—
Operating wage and fringe benefit expenses	—		—		—	—
Other operating expenses	—		—		—	—
Selling, general and administrative expenses	—		(3,606)		(479)	—
Depreciation and amortization expense	—		—		—	—
Impairments	—		—		(16,000)	—
Total adjustments	$—		$3,606		$16,479	$—

Non-GAAP operating income (loss)

Net Sales	$182,099		$177,324		$—	$—
Cost of sales	78,239	43.0%	75,838	42.8%	—	—
Operating wage and fringe benefit expenses	19,982	11.0%	20,365	11.5%	—	—
Other operating expenses	28,537	15.7%	24,814	14.0%	—	—
Selling, general and administrative expenses	13,240	7.2%	14,274	8.0%	21,854	28,613
Depreciation and amortization expense	8,035	4.4%	8,593	4.8%	5,630	4,657
Impairments	—	—%	—	—%	—	—
Total non-GAAP operating income (loss)	$34,066	18.7%	$33,440	18.9%	$(27,484)	$(33,270)

GAAP to Non-GAAP reconciliation of forecasted full year EPS results:

	GAAP Diluted EPS	Non-GAAP Diluted EPS
Year to date EPS through Q2 2017	$0.47	$1.04
Expected GAAP EPS - second half of fiscal 2017	$1.07 - $1.25	$1.07 - $1.25
Expected impact of non GAAP items - second half of fiscal 2017	—	$0.01 - $0.04
Expected full year EPS - fiscal 2017	$1.54 - $1.72	$2.15 - $2.30

Consolidated Statements of Net Income

(in thousands, except per share amounts)	Three Months Ended				Six Months Ended
	October 28, 2016	% of Sales	October 23, 2015	% of Sales	October 28, 2016	% of Sales	October 23, 2015	% of Sales
Net Sales	$315,963		$325,021		$622,280		$646,734
Cost of sales	96,232	30.5%	102,709	31.6%	189,482	30.4%	199,030	30.8%
Operating wage and fringe benefit expenses	100,150	31.7%	104,403	32.1%	200,848	32.3%	209,287	32.4%
Other operating expenses	58,457	18.5%	56,181	17.3%	114,098	18.3%	107,815	16.7%
Selling, general and administrative expenses	25,487	8.0%	29,902	9.2%	50,945	8.2%	70,361	10.9%
Depreciation and amortization expense	17,646	5.6%	20,107	6.2%	35,219	5.7%	40,260	6.2%
Impairments	16,523	5.2%	285	0.1%	16,523	2.7%	285	—%
Operating Income	1,468	0.5%	11,434	3.5%	15,165	2.4%	19,696	3.0%
Net interest expense	1,741		2,883		3,633		5,489
(Loss) Income Before Income Taxes	(273)		8,551		11,532		14,207
(Benefit) Provision for income taxes	(491)		2,120		2,151		3,496
Net Income	$218		$6,431		$9,381		$10,711
Earnings Per Share — Net Income
Basic	$0.01		$0.29		$0.47		$0.48
Diluted	$0.01		$0.29		$0.47		$0.47

Cash Dividends Paid Per Share	$0.34		$0.31		$0.68		$0.62

Weighted Average Shares Outstanding
Basic	19,825		22,115		19,807		22,421
Dilutive shares	139		118		175		151
Diluted	19,964		22,233		19,982		22,572

Shares outstanding at quarter end	19,766		21,379

Consolidated Balance Sheets

(in thousands, except par values)	October 28, 2016	April 29, 2016
Assets
Current Assets
Cash and equivalents	$4,883	$12,896
Accounts receivable, net	39,823	28,893
Inventories	33,335	24,997
Federal and state income taxes receivable	4,309	—
Prepaid expenses and other current assets	8,816	9,307
Current assets held for sale	23,887	31,644
Total Current Assets	115,053	107,737
Property, plant and equipment	1,285,883	1,263,413
Less accumulated depreciation	689,722	665,777
Net Property, Plant and Equipment	596,161	597,636
Other Assets
Deposits and other	3,826	4,622
Notes receivable, net	6,256	20,886
Rabbi trust assets	21,629	20,662
Goodwill and other intangible assets	19,751	19,829
Non-current deferred tax assets	34,905	29,002
Total Other Assets	86,367	95,001
Total Assets	$797,581	$800,374
Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of long-term debt	$3,423	$3,419
Accounts payable	41,628	37,518
Accrued property, plant and equipment purchases	5,149	5,308
Accrued non-income taxes	14,246	15,696
Accrued wages and related liabilities	19,417	26,358
Self-insurance reserves	18,429	20,169
Deferred gift card revenue	12,051	14,147
Current taxes payable	2,699	9,473
Current reserve for uncertain tax provision	1,481	1,481
Other accrued expenses	25,773	31,988
Total Current Liabilities	144,296	165,557
Long-Term Liabilities
Deferred compensation	18,022	17,761
Reserve for uncertain tax positions	2,650	2,752
Deferred rent and other	6,313	5,851
Long-term deferred gain	54,803	56,371
Credit facility borrowings and other long-term debt	358,360	335,638
Total Long-Term Liabilities	440,148	418,373
Stockholders’ Equity
Common stock, $.01 par value; authorized 100,000 shares; issued 42,638 shares at October 28, 2016, and April 29, 2016	426	426
Capital in excess of par value	245,535	244,304
Retained earnings	827,999	832,323
Treasury stock, 22,872 shares at October 28, 2016, and 22,881 shares at April 29, 2016, at cost	(860,823)	(860,609)
Total Stockholders’ Equity	213,137	216,444
Total Liabilities and Stockholders' Equity	$797,581	$800,374

Consolidated Statements of Cash Flows

	Six Months Ended
	October 28, 2016	October 23, 2015
Operating activities:
Net income	$9,381	$10,711
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,218	40,260
Impairments	16,523	285
(Gain) Loss on disposal of fixed assets	(1,664)	1,603
(Gain) Loss on rabbi trust assets	(967)	2,453
Loss (Gain) on deferred compensation	1,115	(1,462)
Share-based compensation	3,263	3,329
Accretion on long-term note receivable	(1,133)	(1,011)
Deferred income taxes	(5,903)	161
Amortization of deferred financing costs	720	1,336
Cash provided by (used for) assets and liabilities:
Accounts receivable	(10,930)	(5,597)
Inventories	(8,338)	(4,558)
Prepaid expenses and other current assets	491	(1,136)
Accounts payable	4,110	8,454
Federal and state income taxes	(11,185)	10,719
Accrued wages and related liabilities	(6,941)	(7,710)
Self-insurance	(1,740)	1,904
Accrued non-income taxes	(1,450)	2,072
Deferred revenue	(2,096)	(1,794)
Other assets and liabilities	(7,060)	6,332
Net cash provided by operating activities	11,414	66,351
Investing activities:
Purchase of property, plant and equipment	(37,086)	(26,667)
Proceeds from sale of property, plant and equipment	10,688	58,451
Deposits and other	130	(566)
Net cash (used in) provided by investing activities	(26,268)	31,218
Financing activities:
Cash dividends paid	(13,452)	(14,040)
Gross proceeds from credit facility borrowings and other long-term debt	189,179	380,192
Gross repayments of credit facility borrowings and other long-term debt	(166,490)	(356,610)
Payments of debt issuance costs	—	(2,517)
Purchase of treasury stock	—	(104,929)
Proceeds from share-based compensation	—	214
Cash paid for taxes on share-based compensation	(667)	(1,007)
Excess tax benefits from share-based compensation	(1,729)	131
Net cash provided by (used in) financing activities	6,841	(98,566)
Net decrease in cash and equivalents	(8,013)	(997)
Cash and equivalents at the beginning of the period	12,896	6,358
Cash and equivalents at the end of the period	$4,883	$5,361

Bob Evans Restaurants same-store sales analysis (18-month core; 521 restaurants)

	Fiscal 2017			Fiscal 2016
	Total	Pricing / Mix	Transactions	Total	Pricing / Mix	Transactions
May	(2.8)%	1.2%	(4.0)%	(0.3)%	3.9%	(4.2)%
June	(6.1)%	1.2%	(7.3)%	(0.9)%	4.4%	(5.3)%
July	(4.1)%	1.1%	(5.2)%	0.3%	5.8%	(5.5)%
Q1	(4.3)%	1.2%	(5.5)%	(0.3)%	4.8%	(5.0)%

August	(2.0)%	1.1%	(3.1)%	(1.3)%	3.3%	(4.6)%
September	(2.0)%	0.8%	(2.8)%	(3.8)%	2.9%	(6.6)%
October	(1.4)%	1.2%	(2.6)%	(4.4)%	1.5%	(5.8)%
Q2	(1.8)%	1.0%	(2.8)%	(3.2)%	2.5%	(5.7)%

November				(3.2)%	2.5%	(5.6)%
December				(4.3)%	3.4%	(7.7)%
January				(3.4)%	3.1%	(6.5)%
Q3				(3.6)%	2.9%	(6.5)%

February				(1.1)%	0.9%	(2.0)%
March				(2.3)%	2.2%	(4.5)%
April				(4.9)%	1.4%	(6.3)%
Q4				(3.0)%	1.5%	(4.4)%

Fiscal Year	(3.1)%	1.1%	(4.1)%	(2.5)%	2.9%	(5.4)%
* Prior year data presentation reflects Company's current same-store sales methodology.

Bob Evans Restaurants same-store sales day part performance

Second-quarter Fiscal 2017 SSS% Day Part Performance - Total Chain
Day Part	On-Premises	Off-Premises	Total
Breakfast	(0.7)%	6.5%	0.1%
Lunch	(1.6)%	(0.2)%	(1.5)%
Dinner	(4.4)%	(2.6)%	(4.1)%
Total	(2.1)%	0.2%	(1.8)%

Bob Evans Restaurants key restaurant sales data

Bob Evans Restaurants
Average annual store sales ($) - FY17	$1.7 million

Q2 FY2017 day part mix (%):
Breakfast	33%
Lunch	36%
Dinner	31%

Q2 FY2017 dine-in check average per guest ($):
Breakfast	$9.52
Lunch	$9.83
Dinner	$9.81

Q2 FY2017 dine-in check average per guest ($):	$9.72
Q2 FY2017 dine-in check average per ticket ($):	$18.78
Q2 FY2017 carry-out check average per ticket ($):	$16.50

BEF Foods total pounds sold, by category
Fiscal 2017
Category	Q1	Q2	Q3	Q4	YTD
Sides	51.4%	52.5%			51.9%
Sausage	21.2%	21.9%			21.6%
Food Service - External	11.6%	10.7%			11.1%
Food Service - Intersegment	8.3%	9.0%			8.7%
Frozen	3.9%	3.4%			3.7%
Other	3.6%	2.5%			3.0%

Fiscal 2016
Category	Q1	Q2	Q3	Q4	FY 2016
Sides	49.6%	50.7%	50.9%	51.4%	50.7%
Sausage	22.0%	22.3%	26.6%	21.7%	23.3%
Food Service - External	14.1%	12.5%	10.4%	11.4%	11.9%
Food Service - Intersegment	6.2%	6.6%	6.0%	8.1%	6.7%
Frozen	4.6%	4.5%	3.1%	3.9%	4.0%
Other	3.5%	3.4%	3.0%	3.5%	3.4%